EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Marine Growth Ventures, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge that:

(i)  the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (subject to the Company's position prevailing in regard to the remaining unresolved SEC comment, as more fully described in the Report); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

November 12, 2009	/s/ Katherine A. Ostruszka
Katherine A. Ostruszka
Chief Financial Officer & Controller (Principal Financial Officer)